SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Sorrento Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

NOTICE OF 2013 SPECIAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the special meeting of stockholders of Sorrento Therapeutics, Inc. to be held at the offices of Latham & Watkins LLP located at 12636 High Bluff Drive, Suite 400, San Diego, California 92130 on April 26, 2013 at 10:00 a.m. local time, for the following purposes:

1.	To approve the amendment and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 15,600,000 to 34,000,000, to modify the Plan’s evergreen provision, to limit the aggregate value of awards which may be granted to any non-employee director in any fiscal year, to clarify that awards may be subject to any claw-back policy adopted by the Company and to institute a ten-year term for the amended and restated Plan.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 500,000,000 to 750,000,000.

3.	To approve an amendment to the Company’s Certificate of Incorporation to authorize the Board of Directors (the “Board”) of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-150, with the Board of the Company having the discretion as to whether or not the reverse split is to be effected at any time prior to the first anniversary date of this meeting of stockholders, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board in its discretion (the “Reverse Split Proposal”).

4.	To approve an amendment to the Company’s Certificate of Incorporation to authorize the Board, in the event the Reverse Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board in its discretion).

5.	To transact any other business that may properly come before the special meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Our Board has fixed April 3, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

/s/ Henry Ji, Ph.D.

Henry Ji, Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 16, 2013

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

Page

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	1

PROPOSAL 1: AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2009 STOCK INCENTIVE PLAN	5

PROPOSAL 2: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	16

PROPOSAL 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT	18

PROPOSAL 4: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IF THE REVERSE STOCK SPLIT IS APPROVED	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER INFORMATION	27

STOCKHOLDER PROPOSALS	33

ANNUAL REPORT	33

OTHER MATTERS	33

APPENDIX A: FORM OF SORRENTO THERAPEUTICS, INC. AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN	34

APPENDIX B: FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK OF SORRENTO THERAPEUTICS, INC.	57

APPENDIX C: FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF SORRENTO THERAPEUTICS, INC.	58

APPENDIX D: FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO DECREASE AUTHORIZED SHARES OF COMMON STOCK OF SORRENTO THERAPEUTICS, INC.	59

6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

PROXY STATEMENT FOR THE 2013 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2013

The Board of Sorrento Therapeutics, Inc. is soliciting the enclosed proxy for use at the special meeting of stockholders to be held on April 26, 2013 at 10:00 a.m., local time, at the offices of Latham & Watkins LLP, located at 12636 High Bluff Drive, Suite 400, San Diego, California 92130. If you need directions to the location of the special meeting, please contact us at (858) 210-3700.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on April 26, 2013.

This proxy statement and our annual report are available electronically at www.sorrentotherapeutics.com.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at this special meeting of stockholders. This proxy statement summarizes information related to your vote at the special meeting. All stockholders who find it convenient to do so are cordially invited to attend the special meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of special meeting and the enclosed proxy card on or about April 18, 2013 to all stockholders of record entitled to vote at the special meeting. Only stockholders who owned our common stock on April 3, 2013 are entitled to vote at the special meeting. On this record date, there were 336,075,4401 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1: Amendment and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 15,600,000 to 34,000,000, to modify the Plan’s evergreen provision, to limit the aggregate value of awards which may be granted to any non-employee director in any fiscal year, to clarify that awards may be subject to any claw-back policy adopted by the Company and to institute a ten-year term for the amended and restated Plan.

Proposal 2: Amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000.

Proposal 3: Amendment of our Certificate of Incorporation to authorize a reverse stock split, with our Board having the discretion as to whether the split is effected and, if so, at what ratio.

[1]	Per our 2012 10-K filed with the Securities and Exchange Commission on March 25, 2013.

Proposal 4: In the event that Proposal 3 is approved, amendment of our Certificate of Incorporation to authorize a reduction in the number of authorized shares of common stock in proportion to the percentage decrease in the outstanding shares of common stock resulting from the reverse stock split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board in its discretion).

How many votes do I have?

Each share of our common stock that you own as of April 3, 2013 entitles you to one vote.

How do I vote by proxy?

With respect to Proposal 1, the amendment and restatement of the Stock Incentive Plan, you may vote “For” or “Against” or abstain from voting. With respect to Proposal 2, the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock, you may vote “For” or “Against” or abstain from voting. With respect to Proposal 3, the amendment of the Certificate of Incorporation to authorize the reverse stock split, you may vote “For” or “Against” or abstain from voting. With respect to Proposal 4, the amendment of the Certificate of Incorporation to reduce the number of authorized shares of common stock if the reverse stock split is approved, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the special meeting and we will give you a ballot at the special meeting. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our Board. If any other matter is presented at the special meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date;

•	you may notify our corporate secretary, Richard Vincent, in writing before the special meeting that you have revoked your proxy; or

•	you may notify our corporate secretary in writing before the special meeting and vote in person at the meeting.

Can I vote via the Internet or by telephone?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

What constitutes a quorum?

The presence at the special meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 3, 2013, or approximately 168,037,721 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Amendment and Restatement of our 2009 Stock Incentive Plan. To be approved, Proposal 1 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the special meeting.

Proposal 2: Increase the Number of Authorized Common Shares. To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Proposal 3: Authorization of Reverse Stock Split. To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Proposal 4: Reduction in our Authorized Common Shares if the Reverse Stock Split is Approved. To be approved, Proposal 4 must receive “For” votes from the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Voting results will be tabulated and certified by our mailing and tabulating agent, Computershare Limited.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the special meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved the amendment and restatement of our 2009 Stock Incentive Plan, the increase in the number of our authorized common shares, the reverse stock split and the reduction in our authorized common shares if the reverse stock split is approved.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the amendment and restatement of our 2009 Stock Incentive Plan, the increase in the number of authorized common shares, the authorization of the reverse stock split and the reduction in our authorized common shares if the reverse stock split is approved, broker non-votes, if any, will not be counted as votes cast and will have no effect on the results of the votes.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2012 that we filed with the Securities and Exchange Commission (“SEC”) on March 25, 2013 we will send you one without charge. Please write to:

Sorrento Therapeutics, Inc.

6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.sorrentotherapeutics.com.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the special meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2009 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the 2013 amendment and restatement of the 2009 Stock Incentive Plan of Sorrento Therapeutics, Inc. (the “Current Plan”). The proposed 2013 amendment and restatement of the Current Plan is referred to herein as the “Amended Plan.”

Background

Our Board approved the Amended Plan on April 2, 2013, subject to approval by our stockholders. The proposed Amended Plan would become effective immediately upon stockholder approval at the special meeting of stockholders.

The proposed Amended Plan will implement the following material changes:

•

The Amended Plan will increase the maximum number of shares authorized for issuance under the Current Plan by 18,400,000 shares from 15,600,000 shares to 34,000,000 shares. As of March 15, 2013, 5,140,000 shares remained available for issuance under the Current Plan and 10,460,000 shares were subject to outstanding awards under the Current Plan.

•

The Amended Plan will modify the evergreen provision so that the total number of shares of our common stock reserved for issuance under the Amended Plan automatically increases at the beginning of each fiscal year by the lesser of (i) 1% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, (ii) 5,000,000 shares (instead of the current 1,200,000 shares), or (iii) an amount approved by the Administrator, as further described below under “Description of Proposed Amended Plan – Share Reserve.”

•	The Amended Plan will limit the aggregate value of awards which may be granted to any non-employee director in any fiscal year.

•

The Amended Plan clarifies that the Compensation Committee may require that awards granted pursuant to the Amended Plan be subject to the provisions of any claw-back policy adopted by the company, including any claw-back policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules.

•	The Amended Plan will have a new ten-year term.

The following table summarizes the unvested equity awards outstanding and shares remaining available for issuance under the Current Plan, each as of March 15, 2013, and the proposed increase in shares authorized for issuance under the Amended Plan:

Award	Awards	As a % of Shares Outstanding(1)	Dollar Value ($)(2)
Unvested equity awards	8,000,210	2.4	1,600,042
Remaining equity awards available for issuance under Current Plan(3)	5,140,000	1.5	1,028,000
Proposed increase in shares available for issuance under Amended Plan (over existing share reserve under Current Plan)(4)	18,400,000	5.5	3,680,000

Total	31,540,210	9.4	6,308,042

(1)	Based on 336,075,440 shares of our common stock outstanding as of March 15, 2013.
(2)	The closing share price on March 15, 2013 for our common stock was $0.20.
(3)	Does not include possible future increases to the share reserve under the evergreen provision of the Current Plan.

(4)	Does not include possible future increases to the share reserve under the evergreen provision of the Amended Plan. Pursuant to the evergreen provision, up to an additional 50,000,000 shares may become available for issuance under the Amended Plan during its ten-year term. These 50,000,000 shares represent 14.9% of the outstanding shares of our common stock as of March 15, 2013.

If this Proposal 1 is not approved, the Amended Plan will not become effective, but the Current Plan will remain in effect.

Why Our Board Recommends That You Vote for the Amended Plan

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

Our equity incentive plan is critical to our long-term goal of building stockholder value. As discussed in the “Executive and Director Compensation and Other Information” section of this proxy statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Historically, we have issued stock options and restricted stock under the Current Plan. These forms of equity compensation align the interests of our employees, directors and consultants with the interests of our stockholders, encourage retention and promote actions that result in long-term stockholder value creation.

Our equity incentive program is broad-based. As of March 15, 2013, all 19 of our employees had received grants of equity awards, all five of our non-employee directors had received grants of equity awards and four of our 13 consultants had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

The Current Plan Will No Longer Have Shares Available for Grant

As of March 15, 2013, we had 5,140,000 shares available for grant under the Current Plan. Based on historical usage, as discussed below, if we do not increase the share reserve during 2013, we estimate that we would need to make significant changes to our equity award practices in order to conserve the share reserve balance until the time of our 2014 annual meeting. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The changes to our practices could limit our flexibility to provide competitive compensation and thus our ability to attract, motivate and retain highly qualified talent.

Our Current Plan is the only equity incentive plan we currently have in place. While we could increase cash compensation to a limited extent if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees, directors and consultants if we are unable to issue equity grants to them. We also believe that equity-based grants are a more effective compensation vehicle than strictly cash, because they better align the financial interests of our employees with the interests of our stockholders, and promote actions that result in long-term stockholder value creation.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.

•

Based on historical usage, our internal growth plans as well as anticipated usage in connection with the IgDraSol Transactions described in Proposal 2 below, we expect that the proposed 18,400,000 share increase in the number of shares available for issuance under the Amended Plan over the share reserve under the Current Plan would be sufficient for approximately two years of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and assuming we receive the maximum annual evergreen increases under the Current Plan during its ten-year term, and noting that future circumstances may require us to change our current equity grant practices. The share reserve under the Amended Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2012	2011	2010
Equity burn rate(1)	3.0%	0.7%	0.9%
Dilution(2)	4.8%	5.0%	4.8%
Overhang(3)	3.5%	1.1%	0.8%

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.
(2)	Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(3)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

•

If the Amended Plan is approved, the issuance of the additional shares to be reserved under the Amended Plan would dilute existing stockholders by an additional 5.5% on a fully diluted basis, based on the number of shares of our common stock outstanding as of March 15, 2013 (which percentage would be 20.4% if the maximum additional 50,000,000 shares become available for issuance under the Amended Plan pursuant to the evergreen provision of the Amended Plan during its ten-year term).

•

If the Amended Plan is approved, we expect our overhang at the end of 2013 will be approximately 9.6% (including the shares that will be reserved for issuance under the Amended Plan but excluding any possible future increases to the share reserve under the Amended Plan pursuant to the evergreen provision). Such percentage would be 26.3% if the maximum additional 50,000,000 shares become available for issuance under the Amended Plan pursuant to the evergreen provision of the Amended Plan during its ten-year term. The foregoing calculations in this bullet are based on the actual number of shares outstanding as of December 31, 2012.

•

As described in the table above, the total aggregate equity value of the additional authorized shares being requested under the Amended Plan (above the shares remaining available for issuance under the Current Plan), based on the closing price of our common stock on March 15, 2013, is $3,680,000. The total aggregate equity value of the 50,000,000 shares that may become available for issuance under the Amended Plan pursuant to the evergreen provision of the Amended Plan during its ten-year term, based on the closing price of our common stock on March 15, 2013, is $10,000,000.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Key Features of the Amended Plan

The proposed Amended Plan continues to include provisions designed to protect our stockholders’ interests, including:

•	Administrator Independence. The Compensation Committee, comprised solely of independent non-employee directors, administers the plan.

•

Continued broad-based eligibility for equity awards. We grant equity awards to a significant number of employees, which are subject to time-based vesting, generally over a four-year period. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Repricing is not allowed. Both the Current Plan and the proposed Amended Plan prohibit the repricing of stock options and stock appreciation rights without prior stockholder approval.

•	No dividends on performance awards. No dividends will be paid on performance awards under the Amended Plan unless and until such awards vest.

Description of Proposed Amended Plan

The following is a summary of the material features of the Amended Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Appendix A.

Awards. The Amended Plan provides for the grant of the following awards:

•	Incentive Stock Options (“ISO”), which may be granted solely to our employees, including our executive officers; and

•

Non-Incentive Stock Options (“NSO”), stock appreciation rights, restricted stock awards, unrestricted stock awards, restricted stock unit awards, dividend equivalents, and performance awards, which may be granted to our directors, consultants or employees, including our executive officers.

Purpose. The purpose of the Amended Plan is to encourage and enable our directors, consultants and employees, including our executive officers, to acquire or increase their holdings of common stock and other interests in the Company in order to promote a closer identification of their interests with those of the Company and its stockholders, thereby further stimulating their efforts to enhance the Company’s efficiency, soundness, profitability, growth and shareholder value.

Administration. The Amended Plan will be administered by the Board or the Compensation Committee of the Board, provided that the Board may not act in lieu of the Compensation Committee on certain matters. In this Proposal 1, the Board and the Compensation Committee are collectively referred to as the “Administrator.” Subject to the terms and conditions of the Amended Plan, the Administrator is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify dates at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended Plan, and make all other determinations that may be necessary or advisable for the administration of the Amended Plan. Acceptable forms of consideration for the purchase of our common stock issued under the Amended Plan will be determined by the Administrator and may include cash, common stock previously owned by the participant, payment through a broker-assisted exercise or any combination of the foregoing. In addition, the Compensation Committee may delegate its authority under the Amended Plan to the extent permitted by the

Delaware General Corporation Law, except delegation is limited where necessary to meet requirements under Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Neither we nor the Administrator may reprice any stock option or stock appreciation right granted under the Amended Plan without first obtaining the approval of the Company’s stockholders.

Share Reserve. The Amended Plan authorizes an aggregate of 34,000,000 shares of our common stock. In addition, this amount will be automatically increased annually on the first day of each fiscal year, beginning in 2014, by the lesser of (i) 1% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, (ii) 5,000,000 shares, or (iii) an amount approved by the Administrator. In no event will the aggregate number of shares available for issuance under the Amended Plan exceed 84,000,000 during the ten-year term of the Plan.

Shares of our common stock subject to options and other stock awards that have expired or otherwise terminate under the Amended Plan without having been exercised in full will again become available for grant under the Amended Plan. Shares of our common stock issued under the Amended Plan may include previously unissued shares or reacquired shares bought on the market or otherwise. If any shares of our common stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to participants shall again become available for grant under the Amended Plan. In addition, if the exercise of any stock award is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered shall become available for grant under the Amended Plan.

Limitation on Awards. The maximum number of shares that may be subject to awards granted under the Amended Plan to any individual other than a non-employee director in any calendar year may not exceed 10,000,000 shares of our common stock. The maximum number of shares that may be subject to awards granted under the Amended Plan to any non-employee director in any calendar year may not exceed 1,000,000 shares of our common stock. No individual may be granted, during any calendar year, awards initially payable in cash that could result in such individual receiving cash payments exceeding $5,000,000 pursuant to such awards.

Stock Options. Stock options will be granted pursuant to stock option agreements. The exercise price for stock options cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Amended Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise of NSOs prior to vesting. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us upon termination of the participant’s service. In general, the term of stock options granted under the Amended Plan may not exceed ten years. Unless the terms of a participant’s stock option agreement provide for earlier or later termination, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the participant may exercise any vested options for up to 90 days after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability, the participant may exercise any vested options for up to one year after the date the service relationship ends. If a participant’s service relationship with us, or any of our affiliates, ceases due to death, or the participant dies within 30 days following the date the service relationship ends other than for cause, the participant’s beneficiary may exercise any vested options for up to one year following the date of death. If a participant’s relationship with us, or any of our affiliates, ceases due to termination for cause, the option will terminate at the time the participant’s relationship with us, or any of our affiliates, terminates. In no event may an option be exercised after its expiration date.

Incentive stock options may be granted only to our employees, including executive officers. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our equity plans may not exceed $100,000. The options or portions of options that exceed this limit are automatically treated as NSOs. No

ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the total combined voting power of the Company or any of its affiliates unless the following conditions are satisfied:

•	the option exercise price is at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights will be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock equivalents. The exercise price of each stock appreciation right will be determined by the Administrator at the time of grant and will not be less than 100% of the fair market value of our common stock underlying the right. In general, the term of a stock appreciation right may not exceed ten years. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the aggregate exercise price determined by the Administrator on the date of grant. Stock appreciation rights will be paid either in cash, in shares of our common stock or partly in cash and partly in shares. Unless otherwise provided in a stock appreciation rights agreement, all stock appreciation rights will be settled in shares of our common stock, with cash paid for fractional shares. The Administrator may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. A recipient’s stock appreciation rights agreement shall specify the terms upon which the recipient may exercise a stock appreciation right in the event the recipient’s relationship with us, or any of our affiliates, ceases for any reason. Absent this disclosure, a stock appreciation right shall be governed by the same post-termination provisions applicable to options granted under the Amended Plan, as discussed above. Stock appreciation rights carry no voting or dividend rights or other rights associated with stock ownership.

Restricted and Unrestricted Stock Awards. Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be issued for nominal or no cost and may be granted in consideration for the recipient’s past or future services performed for the Company or any of its affiliates. Participants receiving a restricted stock award generally will have all of the rights of a stockholder with respect to such stock, including rights to vote the shares and receive dividends. Shares of our common stock acquired under a restricted stock award will be subject to forfeiture to us in accordance with vesting conditions based upon a schedule or performance criteria established by the Administrator. Generally, except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason. We will return the purchase price for a forfeited restricted stock award only if set forth in the participant’s restricted stock award agreement.

Unrestricted stock awards are similar to restricted stock awards, provided that shares of our common stock acquired under an unrestricted stock award will be fully vested on the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Restricted stock units are denominated in common stock equivalents. They are typically awarded to participants without payment of consideration, but are subject to vesting conditions based upon a schedule or performance criteria established by the Administrator. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the stock units have vested. Prior to settlement, restricted stock unit awards carry no voting or dividend rights or other rights associated with stock ownership, but unless otherwise provided in a participant’s restricted stock unit award agreement, dividend equivalents will accrue from the date the award is granted until the date the shares underlying a restricted stock unit are issued. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason.

Performance Awards. Performance awards may be granted, vest or be exercised based upon the attainment of certain performance goals during a certain period of time. Performance awards may be paid in the form of cash or shares of our common stock or a combination of cash and shares. The value of performance awards may be linked to the satisfaction of performance criteria established by the Administrator. The Administrator will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

Performance-Based Compensation under Section 162(m) of the Code. The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the Amended Plan, these performance-based awards may be paid in cash, shares, equity awards or a combination of cash, shares and equity awards. Participants are entitled to receive payment for a Code Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by our Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital or return on invested capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share or adjusted earnings per share; price per share of our common stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; stockholder’s equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; net promoter score; customer satisfaction; and strategic team goals.

Any of the performance criteria may be measured with respect to the Company, or any subsidiary, division, business unit or individual, either in absolute terms, terms of growth or as compared to any incremental increase or decrease or as compared to results of a peer group(s) or to market performance indicators or indices. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period.

Except as provided by the Compensation Committee at the time of grant, the achievement of each performance goal will be determined in accordance with applicable accounting standards. The Compensation Committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on items related to one or more of the following: a change in accounting principles; items relating to financing activities; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; acquisitions; items attributable to the business operations of any entity acquired by us during the performance period; the disposal of a business or segment of a business; discontinued operations that do not qualify as a segment of a business under applicable accounting standards; any stock dividend, stock split, combination or exchange of shares occurring during the performance period; significant income or expense which are determined to be appropriate adjustments; unusual or extraordinary corporate transactions, events or developments; amortization of acquired intangible assets; items that are outside the scope of our core, on-going business activities; acquired in-process research and development; changes in tax laws; major licensing or partnership arrangements; asset impairment charges; gains or losses for litigation, arbitration and contractual settlements; or any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Transferability of Awards. Generally, a participant may not transfer an award granted under the Amended Plan other than by will or the laws of descent and distribution. However, a participant may transfer an NSO pursuant to a domestic relations order. In addition, if provided in an award agreement, NSOs, stock appreciation rights settled in shares, restricted stock awards and performance awards granted under the Amended Plan may be transferred by instrument to the participant’s immediate family or an inter vivos or testamentary trust or by gift to charitable institutions.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split, stock dividend, combination, recapitalization or reclassification, the number of shares reserved under the Amended Plan and the number of shares and exercise price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Change in Control. In the event of a change in control of the Company, the Administrator may take one or more of the following actions without the consent of any Amended Plan participant or stockholder of the Company:

•

arrange for the Amended Plan and all outstanding stock awards under the Amended Plan to be assumed, continued or substituted for by the entity surviving the change in control, or its parent or subsidiary;

•	accelerate in part or in full the vesting provisions of stock awards held by participants;

•	arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction or cancellation of such stock awards; or

•	generally make such other modifications, adjustments or amendments to outstanding awards or the Amended Plan as the Administrator deems necessary or appropriate.

In the event that an award outstanding under the Amended Plan is not exercised in full prior to consummation of a change in control in which the award is not being assumed, continued or substituted for, the award shall automatically terminate as of immediately prior to the consummation of the transaction. In addition, the Amended Plan provides that in the event a participant is involuntarily terminated in connection with, or within 12 months after, a change in control of the Company, each of the participant’s stock awards outstanding under the Amended Plan that are assumed, continued or substituted for by a surviving entity in connection with the change in control will become fully vested, and any repurchase right with respect to the award will lapse in its entirety unless the applicable award agreement provides for a more restrictive acceleration of the vesting schedule or more restrictive limitations on the lapse of repurchase rights.

Involuntary termination includes (i) a discharge without cause, or (ii) voluntary resignation by the participant within 60 days following a material reduction in the participant’s job responsibilities, an involuntary relocation of participant’s work site to a location more than 50 miles from the participant’s work site as of immediately prior to the change in control or a material reduction in the participant’s total compensation other than as part of a reduction by the same percentage amount of the compensation of all other similarly-situated employees, directors and consultants.

A change in control generally includes:

•	a merger or consolidation of the Company after which the Company’s stockholders as of immediately prior to the merger or consolidation own 50% or less of the voting power of the surviving entity;

•	a sale, transfer or disposition of all or substantially all of the Company’s assets;

•	a complete liquidation or dissolution of the Company; or

•	an acquisition of 50% or more of the Company’s outstanding stock by any person or group.

Plan Amendments; No Repricing without Stockholder Approval. The Board will have the authority to amend or terminate the Amended Plan. However, no amendment or termination of the Amended Plan can adversely affect any rights under outstanding awards unless agreed to in writing by the affected participant. We will obtain stockholder approval of any amendments to the Amended Plan as required by applicable law. Neither the Company nor the Administrator shall, without stockholder approval, allow for a repricing of options.

Term. The Amended Plan will terminate on the tenth anniversary of the date of its approval by the Board, unless the Board terminates it earlier.

Federal Income Tax Consequences Associated with the Amended Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the Amended Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted an NSO under the Amended Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess of the fair market value of a common share over the option exercise price on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (a) two years after the date of grant of the option or (b) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the excess of the fair market value of a common share over the option exercise price on the date of the option’s exercise will be taxed at ordinary income rates (or, if less, the gain on the sale), and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered an item of adjustment for alternative minimum tax purposes.

An ISO exercised more than three months after an optionee terminates employment, for reasons other than death or disability, will be taxed as an NSO, and the optionee will recognize ordinary income on the exercise. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Restricted Stock. An individual to whom restricted stock is issued generally will not recognize taxable income upon such issuance, and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price of such shares, and we will be entitled to a deduction for the same amount.

Stock Appreciation Rights. A participant will not be taxed upon the grant of a stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the stock received upon exercise. At the time of exercise, we will be eligible for a tax deduction as a compensation expense equal to the amount that the participant recognizes as ordinary income.

Other Stock Awards and Performance Bonus Awards. The participant will have ordinary income upon receipt of stock or cash payable under performance awards, dividend equivalents, restricted stock units and stock payments. We will be eligible for a tax deduction as a compensation expense equal to the amount of ordinary income recognized by the participant.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation” established by an independent Compensation Committee which conforms to certain conditions stated under the Code and related regulations. Options and stock appreciation rights granted by the Compensation Committee under the Amended Plan are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The Amended Plan has been structured with the intent that certain other awards granted under the Amended Plan may, in the discretion of the Compensation Committee, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m) of the Code. However, awards granted under the Amended Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code. There can be no assurance that compensation attributable to awards granted under the Amended Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to us.

Internal Revenue Code Section 409A Requirements. Certain awards under the Amended Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the Amended Plan will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the Amended Plan, the Amended Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the Amended Plan, the Administrator has the discretion to grant or to unilaterally modify any award issued under the Amended Plan in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The Administrator also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Amended Plan and all awards issued under the Amended Plan.

Plan Benefits

Under the Current Plan, our executive officers, employees and non-employee directors have received the following equity awards through March 15, 2013:

Stock Options
Henry Ji, Ph.D. Chief Executive Officer and President	400,000
Richard Vincent Chief Financial Officer	3,000,000
Executive Officers as a Group (2 persons)	3,400,000
Employees as a Group (excluding Executive Officers) (17 persons)	2,100,000
Non-Employee Directors as a Group (5 persons)	2,712,500

Our non-employee directors are also eligible to receive automatic restricted stock awards under the Amended Plan, as described above under “Executive and Director Compensation and Other Information — Non-Employee Director Compensation.”

All other future grants under the Amended Plan are within the discretion of the Administrator and the benefits of such grants are, therefore, not determinable.

Vote Required; Recommendation of our Board

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the special meeting will be required to amend and restate our 2009 Stock Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND AND RESTATE OUR 2009 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED PURSUANT TO THE PLAN, TO MODIFY THE EVERGREEN PROVISION, TO LIMIT THE AGGREGATE VALUE OF AWARDS WHICH MAY BE GRANTED TO ANY NON-EMPLOYEE DIRECTOR IN ANY FISCAL YEAR, TO CLARIFY THAT AWARDS MAY BE SUBJECT TO ANY CLAW-BACK POLICY ADOPTED BY THE COMPANY AND TO INSTITUTE A TEN-YEAR TERM FOR THE AMENDED AND RESTATED PLAN. PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board has adopted resolutions approving and submitting to a vote of the stockholders an amendment to Article IV of our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000.

The full text of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock is set forth in Appendix B to this proxy statement. The amendment will not affect the number of shares of preferred stock authorized, which is 100,000,000 shares of preferred stock, par value $0.0001 per share. Currently, there are no shares of preferred stock issued and outstanding.

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

The proposed amendment would increase the number of shares of common stock which the Company is authorized to issue from 500,000,000 to 750,000,000. The additional 250,000,000 shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock of the Company are not entitled to preemptive rights or cumulative voting.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $.0001 per share. As of April 3, 2013, there were 336,075,440 shares of common stock issued and outstanding, 4,080,000 shares of common stock reserved for issuance under our equity compensation plans, 108,855,997 shares of common stock reserved for issuance pursuant to our Option Agreement with IgDraSol described in our Annual Report on Form 10-K filed with the SEC on March 25, 2013 (our “2012 Form 10-K”) under the caption “Recent Developments – IgDraSol Transactions” and 2,000,000 shares of common stock reserved for issuance pursuant to our Assignment Agreement with Tien-Li Lee, M.D. and Jane Wu Lee, M.D. described in our Annual Report on our 2012 Form 10-K under the caption “Recent Developments – Assignment Agreement.” This means that as of April 3, 2013, there were 37,568,563 authorized shares of common stock that were not outstanding, held in the treasury of the Company or reserved for issuance. The primary purpose of increasing the number of authorized shares of common stock is to give our Board appropriate flexibility to issue shares for future corporate needs. The shares may be issued by our Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency or by the rules of any stock market or exchange on which our common stock may then be listed. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes.

Other than the 18,400,000 incremental shares which will be reserved for issuance in connection with the proposed Amended and Restated 2009 Stock Incentive Plan, our Board has no current plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment. However, our Board believes that these additional shares will provide us with the needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance. In approving the proposed amendment to increase the authorized shares of common stock and the amount of the increase, our Board considered the number of authorized shares currently available for future issuance, our stock price and market capitalization as well as the above factors related to potential future corporate needs.

Although our Board has no current plans to utilize the additional authorized shares to entrench present management, it may, in the future, be able to use the additional common stock as a defensive tactic against hostile takeover attempts. The authorization of such additional common stock will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or bylaws or other material agreements to which we are a party that would, in our management’s judgment, have an anti-takeover effect; however, as described under “Stockholder Proposals,” our bylaws contain certain advance notification requirements for nominations of persons for election to our Board and proposals by stockholders at annual meetings of stockholders.

The relative rights and limitations of the common stock would remain unchanged under the amendment. Our stockholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized shares could result in the dilution of the ownership interest of existing stockholders.

Vote Required; Recommendation of our Board

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on Proposal 2 will be required to amend our Certificate of Incorporation to increase the number of authorized shares of common stock. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 3:

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO AUTHORIZE A REVERSE STOCK SPLIT

Our Board has approved and recommended a proposal to amend our Certificate of Incorporation to authorize our Board to effect a reverse stock split of all of our outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-150, with our Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its sole discretion. The proposal provides that our Board will have sole discretion to elect, at any time before the first anniversary date of this meeting, as it determines to be in our best interest, whether or not to effect the reverse split, and, if so, the number of our shares of common stock between and including 1-for-2 and 1-for-150 which will be combined into one share of our common stock. Our Board believes that the availability of alternative reverse split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining whether to implement the reverse split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

•	the potential to have our shares of common stock listed on a national stock exchange;

•	the anticipated impact of the reverse split on our ability to raise additional financing;

•	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

If our Board determines that effecting the reverse split is in our best interest, the reverse split will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached to this proxy statement as Appendix C. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse split as such stockholder holds immediately prior to the reverse split.

Reasons for the Reverse Stock Split

Our Board believes that a reverse stock split is desirable for two reasons. First, our Board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Second, our Board believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market or New York Stock Exchange Market.

Marketability

Our Board believes that the increased market price of our common stock expected as a result of implementing a reverse split could improve the marketability and liquidity of our stock and will encourage interest and trading in our stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. Our Board is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Institutional investors typically are restricted from investing in companies whose stocks trade at less than $4.00 per share. Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than five dollars per share because of the general presumption that such securities may be highly speculative. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The reverse split is intended, in part, to result in a price level for our common stock that will increase investor interest and eliminate the resistance of brokerage firms. On April 15, 2013, the closing bid price for our common stock, as reported by the OTCBB Market, was $0.17 per share. No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained. In addition, no assurances can be given that the reverse split will increase the price of our common stock to a level in excess of the five dollar threshold discussed above or otherwise to a level that is attractive to brokerage houses and institutional investors.

Stock Exchange Requirements

Our common stock is currently traded on the OTCBB Market. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market or New York Stock Exchange Market. Our Board is currently considering whether to seek to have our common stock listed on a stock exchange such as The Nasdaq Stock Market or NYSE MKT. In order for us to list our common stock on The Nasdaq Stock Market or NYSE MKT, we must fulfill certain listing requirements, including minimum bid price requirements for our common stock.

No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Stock Market or NYSE MKT, we will apply to have our common stock listed on either exchange, or that, if we do so apply, that our application will be approved, or that, if our common stock is listed on either exchange, we will be able to satisfy the maintenance requirements for continued listing.

Effects of the Reverse Split

If the reverse stock split is approved and implemented, the principal effect will be to decrease the number of outstanding shares of our common stock. We have registered our common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. Our shares of common stock currently trade on the OTCBB Market. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTCBB Market. Following the reverse stock split, our common stock will continue to be listed on the OTCBB Market under the symbol “SRNE,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of stockholders of record will not be affected by the reverse stock split (except to the extent any stockholders are cashed out as a result of holding fractional shares).

Board Discretion to Implement or Abandon Reverse Split

The reverse split will be effected, if at all, only upon a determination by our Board that the reverse split (with an exchange ratio determined by our Board as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse split. Notwithstanding approval of the reverse split by our stockholders, our Board may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse split. If our Board fails to implement the reverse split on or prior to the first anniversary date of this meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Effective Date

Our Board will have discretion as to whether or not to effect the reverse split at any time prior to the first anniversary date of this special meeting of our stockholders. If implemented by our Board, the reverse split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse split ratio determined by our Board within the limits set forth in this proposal.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse split, as reported on the OTCBB Market (or, if the closing price of our common stock is not then reported on the OTCBB Market, then the fair market value of our shares of common stock as determined by our Board) by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Other Effect

If approved, the reverse split may result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares (“Old Shares”) will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to dissenter’s or appraisal rights with respect to the reverse stock split and we would not independently provide our stockholders with any such right.

Material U.S. Federal Income Tax Consequences

The following summary describes the material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the proposed reverse stock split.

This discussion is limited to holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to special rules or to holders that are partnerships for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the proposed reverse stock split.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The proposed reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis in the New Shares should equal the aggregate tax basis in the Old Shares (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the New Shares should include the holding period for the Old Shares.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the proposed reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the Old Shares that is allocated to such fractional share of our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the Old Shares for more than one year as of the effective date of the proposed reverse stock split. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock by a U.S. holder pursuant to the proposed reverse stock split unless such U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to backup withholding on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Generally, a non-U.S. holder will not recognize any gain or loss upon the proposed reverse stock split. In particular, any gain or loss realized with respect to cash received in lieu of a fractional share generally will not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the proposed reverse stock split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, we believe we are not currently and do not anticipate becoming a U.S. real property holding corporation. If we are or have been a U.S. real property holding corporation, any gain realized with respect to cash received in lieu of a fractional share may be treated as effectively connected with the conduct a trade or business in the United States subject to U.S. federal income tax and the cash proceeds may also be subject to a 10% withholding tax.

Information Reporting and Backup Withholding. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the proposed reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Vote Required; Recommendation of our Board

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on Proposal 3 will be required to amend our Certificate of Incorporation to authorize a reverse stock split. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT. PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 4:

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO

REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

IF THE REVERSE STOCK SPLIT IS APPROVED

In the event our Board, pursuant to stockholder authority, determines to effect a reverse split, as discussed in Proposal 3 above, the number of shares of common stock that will be outstanding may be reduced based on the reverse split ratio selected. The number of shares of common stock that were issued and outstanding as of April 3, 2013 was 336,075,440. The number of shares of common stock that we are authorized to issue is currently 500,000,000. If Proposal 2 above is approved, the number of shares of common stock that we are authorized to issue will be 750,000,000.

The proposal being submitted to the stockholders provides that, in the event a reverse split is effected, our Board will have the discretion to reduce the number of our authorized shares to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized common stock to issued and outstanding common stock immediately prior to the reverse split. Accordingly, assuming that our Board determines to implement a 1-for-2 reverse split (which, based on the number of issued and outstanding shares of common stock as of April 3, 2013, would reduce the number of issued and outstanding shares to approximately 168,037,720), our Board would have the authority to reduce our authorized common stock in the same or a different proportion. If our Board chooses to reduce our authorized common stock in proportion to a 1-for-2 reverse split, this would result in our authorized common stock being reduced from 750,000,000 (assuming that Proposal 2 is approved) to 375,000,000. However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized common stock in connection with the reverse split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized common stock to a lesser degree such that, following the reverse split, the ratio of authorized common stock to issued and outstanding common stock would be higher than that in effect prior to the reverse split. Therefore, in the event that our Board determines to implement a reverse split but not to implement a proportionate reduction in authorized common stock, we would, in effect, have authority to issue a greater number of shares of common stock than prior to the reverse split. There are no written or oral plans, arrangements or understandings with respect to the issuance of any such additional common stock.

The form of the proposed amendment to our Certificate of Incorporation to decrease the number of authorized shares of common stock is attached to this proxy statement as Appendix D.

Vote Required; Recommendation of our Board

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on Proposal 4 will be required to amend our Certificate of Incorporation to authorize a reduction in the number of authorized shares of common stock as a result of the decrease in the outstanding shares of common stock caused by the reverse stock split, at the discretion of our Board. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IF THE REVERSE STOCK SPLIT IS APPROVED. PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 22, 2013, with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of March 22, 2013. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 336,075,440 shares of common stock outstanding as of March 22, 2013, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 21, 2013, which is 60 days after March 22, 2013. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percentage of Class
Named Executive Officers and Directors:
Dr. Henry Ji, Director, Chief Executive Officer and President	58,541,532	(1)	17.4%
Richard G. Vincent, Chief Financial Officer	381,250	(2)	*
Dr. Ernst-Guenter Afting, Director	1,032,096	(3)	*
Dr. David Webb, Director	75,000	(4)	*
Mr. M. Scott Salka, Director	141,666	(5)	*
Mr. Cam Gallagher, Director	66,666	(6)	*
Dr. Kim Janda, Director 10550 N. Torrey Pines Road, 8CC-582 La Jolla, CA 92037	414,166	(7)	*
All Officers and Directors as a Group (7 Persons)	60,652,376	(9)	18.0%

5% Stockholders:
Dr. Antonius Schuh, Former Chairman and Former Chief Executive Officer	25,484,329	(8)	7.6%
Dr. Henry Ji, Director, Chief Executive Officer and President	58,541,532	(1)	17.4%
Stephen Zaniboni	25,484,329	(10)	7.6%
OPKO Health, Inc. 4400 Biscayne Boulevard, Suite 900 Miami, Florida 33137	59,015,257		17.6%
Donald Scifres One First Street, Suite 14 Los Altos, CA 94022	38,844,714	(11)	11.6%
Halpryn Group VI, LLC 4400 Biscayne Boulevard, Suite 950 Miami, Florida 33137	20,168,115	(12)	6.0%
Steven Jerry Glauser 1400 16th Street, Suite 510 Denver, Colorado 80202	21,292,847	(13)	6.3%

*	Less than 1%.
(1)	Comprised of 137,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 22, 2013 and 52,154,032 shares of common stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees’ and the trusts’ assets, including voting and dispositive power over the shares of common stock held by the family trusts. 6,250,000 of the shares were purchased by an investor, Hongye SD Group, LLC, of which Dr. Henry Ji, our Chief Executive Officer and President, is a managing director.
(2)	Comprised of 381,250 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 22, 2013.
(3)	Comprised of 106,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 22, 2013 and 925,430 shares of common stock held directly.
(4)	Comprised of 75,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 22, 2013. Dr. Webb disclaims beneficial ownership of the shares of common stock gifted to and held by his two children.
(5)	Comprised of 141,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 22, 2013.

(6)	Comprised of 66,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 22, 2013.
(7)	Comprised of 414,166 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 22, 2013.
(8)	Comprised of 25,484,329 shares of common stock held in a trust, of which Dr. Schuh is the trustee.
(9)	Comprised of shares included under “Named Executive Officers and Directors.”
(10)	These shares are held in a trust, of which Mr. Zaniboni is the trustee.
(11)	These shares are held in a trust account, of which Mr. Scifres is the trustee.
(12)	Comprised of 1,091,673 shares of common stock held directly, 17,184,228 shares of common stock held by Halpryn Group VI, LLC, of which Mr. Halpryn is a member, 555,556 shares of common stock held by Prine Intervest Limited, of which Mr. Halpryn is a member, and 1,336,658 shares of common stock held by IVC Investors, LLLP, in which Mr. Halpryn has an interest. Mr. Halpryn disclaims beneficial ownership of the shares of common stock held by each of Halpryn Group VI, LLC and IVC Investors, LLLP, except to the extent of any pecuniary interest therein.
(13)	Comprised of 4,108,619 shares of common stock held directly and 17,184,228 shares of common stock held by Halpryn Group VI, LLC, of which Mr. Glauser is a member. Mr. Glauser disclaims beneficial ownership of the shares of common stock held by Halpryn Group VI, LLC, except to the extent of any pecuniary interest therein.

EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER INFORMATION

Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2012 and 2011 by our Chief Executive Officer and President and our Chief Financial Officer. We refer to these individuals as our “named executive officers.” There are no other executive officers who earned in excess of $100,000 for the year ended December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock/ Option Awards ($)(1)		Fees Earned Or Paid in Cash ($)	All Other Compensation ($)(2)	Total ($)
Henry Ji, Ph.D.(3)	2012	255,237	—	77,500		—	19,255	351,992
Chief Executive Officer and President	2011	240,000	—	—		—	22,371	262,371

Richard Vincent(4)	2012	183,506	—	936,250	(5)	—	4,739	1,124,495
Chief Financial Officer	2011	117,525	—	63,500		—	—	181,025

(1)	These amounts represent the aggregate grant date fair value of awards for grants of options to each named executive officer in the relevant fiscal year, computed in accordance with FASB ASC Topic 718. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. The value as of the grant date for stock options is recognized over the number of days of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 6 to the financial statements included in the Annual Report on Form 10-K.
(2)	The amounts in this column consist of health and welfare benefits for Dr. Ji in 2012 and 2011 and for Mr. Vincent in 2012.
(3)	Dr. Ji served as our Chief Scientific Officer from November 2008 through September 2012, has served as a director since January 2006, as our Chief Executive Officer since April 2011 and as President since September 2012.
(4)	Mr. Vincent was appointed Chief Financial Officer in February 2010 and served us, on a part time basis, from January 2010 through September 2012. Mr. Vincent has served us on a full time basis as our Chief Financial Officer since September 2012.
(5)	Pursuant to a Stock Option Cancellation Agreement and Option Amendment dated as of September 30, 2012, Mr. Vincent forfeited an option to purchase 725,000 shares of common stock. This amount represents the aggregate grant date fair value of awards for grants of options Mr. Vincent received for the fiscal year ended December 31, 2012, including such forfeited option. The aggregate grant date fair value of the forfeited option was $217,500.

We paid no perquisites or other personal benefits to our executive officers during the years ended December 31, 2012 and 2011.

Outstanding Equity Awards at December 31, 2012

The following table presents the outstanding option awards held by each of our named executive officers as of December 31, 2012.

	Option Award						Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Earned Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Henry Ji	02/16/10	(1)	75,000	75,000	$0.07	02/15/20	—	—
	02/06/12	(1)	—	250,000	$0.16	02/06/22	—	—
Richard Vincent	02/05/10	(2)	100,000	—	$0.07	02/05/20	—	—
	03/07/11	(1)	250,000	250,000	$0.14	03/07/21	—	—
	02/06/12	(1)	31,250	93,750	$0.16	02/06/22	—	—
	09/30/12	(4)	—	2,275,000	$0.16	09/22/22	—	—

(1)	All of the options vest and become exercisable as to 25% of the shares subject to the option on each of the first four anniversaries of the date of grant.
(2)	All of the options vested and became exercisable on February 15, 2011.
(3)	Represents the fair market value of a share of our common stock, as determined by our Board, on the option’s grant date.
(4)	The options shall vest and become exercisable over a four-year period, with 1/4th of the shares subject to the option vesting on September 22, 2013 and 1/48th of the shares subject to the option vesting following each one-month period of service thereafter.

Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

Discretionary Annual Bonus. In addition to base salaries, our Board or the applicable committee thereof has the authority to award discretionary annual bonuses to our named executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and value-creating milestones. No bonuses were awarded during 2012 or 2011.

Equity-Based Incentives. Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders.

When making equity-award decisions, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. The amount of equity incentive compensation granted reflects the executives’ expected contributions to our future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock.

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

The amounts awarded to the named executive officers are based on the Compensation Committee’s subjective determination of what is appropriate to incentivize the executives. Generally, the grants to named executive officers vest over a four-year period with 25% vesting on each anniversary of the grant date. All equity awards to our employees, including named executive officers, and to directors, have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value on the grant date based on the valuation determined by our Board.

Employment Agreements

Employment Agreement with Dr. Henry Ji. Dr. Ji is currently employed as our Chief Executive Officer and President, and is a party to an employment agreement entered into on September 21, 2012, and amended on October 18, 2012, or the Ji Employment Agreement. Pursuant to the Ji Employment Agreement, Dr. Ji will receive an initial annual base salary of $262,500, which amount will be subject to increase each year at the discretion of our Board or an authorized committee thereof. Dr. Ji will also be eligible to participate in an annual incentive program established by our Board. Dr. Ji’s target annual incentive compensation under such incentive program will be 60% of his then-applicable annual base salary. The annual bonus payable under the annual incentive program will be based on the achievement of individual and Company performance goals to be determined in good faith by our Board or an authorized committee of our Board. We have the right to terminate Dr. Ji’s employment at any time with or without “cause” or upon Dr. Ji’s death or disability, each as defined in the Ji Employment Agreement. Dr. Ji may resign with or without “good reason,” as defined in the Ji Employment Agreement, upon 30 days written notice. Under such circumstances, Dr. Ji will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The Ji Employment Agreement also includes provisions regarding severance. If Dr. Ji is terminated without cause or resigns for good reason, he will also be entitled to 12 months of his then applicable base salary paid in a lump sum and 12 months of health care benefits continuation at our expense. If we terminate Dr. Ji for cause or he resigns without good reason, he shall not be entitled to further compensation. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. The Ji Employment agreement also contains standard confidentiality, non-competition and nonsolicitation covenants.

Employment Agreement with Richard Vincent. Mr. Vincent is currently employed as our Chief Financial Officer, and is a party to an employment agreement entered into on September 21, 2012 and amended on October 18, 2012, or the Vincent Employment Agreement. From January 2010 through September 2012, Mr. Vincent was a party to a consulting agreement whereby he was serving as our Chief Financial Officer on a part-time basis. Pursuant to the Vincent Employment Agreement, Mr. Vincent will receive an initial annual base. salary of $280,000, which amount will be subject to increase each year at the discretion of our Board or an authorized committee thereof. Mr. Vincent will also be eligible to participate in an annual incentive program established by our Board. Mr. Vincent’s target annual incentive compensation under such incentive program will be 25% of his then-applicable annual base salary. The annual bonus payable under the annual incentive program will be based on the achievement of individual and Company performance goals to be determined in good faith by our Board or an authorized committee of our Board. We have the right to terminate Mr. Vincent’s employment at any time with or without “cause” or upon Mr. Vincent’s death or disability, each as defined in the Vincent Employment Agreement. Mr. Vincent may resign with or without “good reason,” as defined in the Vincent Employment Agreement, upon 30 days written notice. Under such circumstances, Mr. Vincent will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The Vincent Employment Agreement also includes provisions regarding severance. If Mr. Vincent is terminated without cause or resigns for good reason, he will also be entitled to 12 months of his then-applicable base salary paid in a lump sum and 12 months of health care benefits continuation at our expense. If we terminate Mr. Vincent for cause or he resigns without good reason, he shall not be entitled to further compensation. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. The Vincent Employment agreement also contains standard confidentiality, non-competition and non-solicitation covenants.

Other Compensation

We intend to provide benefits and perquisites for our named executive officers at levels comparable to those provided to other executive officers in our industry. Our Board or any applicable committee thereof, in its discretion, may revise, amend or add to the benefits and perquisites of any named executive officer as it deems it advisable and in the best interest of the Company and our stockholders.

Non-Employee Director Compensation

The following table summarizes the total compensation paid to or earned by each of our directors who served during all or a portion of the year ended December 31, 2012.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Glenn Halpryn(3)	5,273	42,000	47,273
Dr. Curtis Lockshin(3)	5,273	24,900	30,173
Dr. Jane Hsiao(3)	5,273	18,000	23,273
Dr. Kim Janda	14,828	166,500	181,328
Diane D-S. Tang-Liu(3)	3,773	22,200	25,973
Dr. David Webb(4) (5)	9,583	157,500	167,083
Scott Salka(6)	13,328	162,200	175,528
Cam Gallagher(4)	7,986	140,000	147,986
Dr. Ernst-Guenter Afting(4)	9,583	140,000	149,583

(1)	Dr. Ji, our Chief Executive Officer and President and Richard Vincent, our Chief Financial Officer, both named executive officers, are not included in this table as they are employees and thus receive no compensation for their service as directors. Dr. Ji’s and Mr. Vincent’s compensation for 2012 is included in the Summary Compensation Table above.
(2)	These amounts represent the aggregate grant date fair value of awards for grants of options to each listed director for the fiscal year ended December 31, 2012, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended December 31, 2012. The value as of the grant date for stock options is recognized over the number of months of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 6 to the Consolidated Financial Statements included in this Annual Report on Form 10-K. As of December 31, 2012, our non-employee directors held the following number of options: Dr. Janda—947,500; Dr. Webb—450,000; Mr. Salka—475,000; Mr. Gallagher—400,000; and Dr. Afting—440,000.
(3)	Mr. Halpryn, Dr. Lockshin, Dr. Hsiao and Ms. Tang-Liu’s service on our Board ceased effective as of September 6, 2012.

(4)	Dr. Webb, Mr. Gallagher, and Dr. Afting were appointed to our Board effective as of September 6, 2012.
(5)	Pursuant to a Stock Option Cancellation Agreement dated as of October 17, 2012, Dr. Webb forfeited an option to purchase 37,500 shares of common stock which was issued in September 2011. This amount represents the aggregate grant date fair value of awards for grants of options Dr. Webb received for the fiscal year ended December 31, 2012, excluding such forfeited option. The aggregate grant date fair value of the forfeited option was $4,987.
(6)	Mr. Salka was appointed to our Board effective as of February 23, 2012.

Non-Employee Director Compensation Policy.

We compensate non-employee members of our Board. Directors who are also employees do not receive cash or equity compensation for service on our Board in addition to compensation payable for their service as our employees.

From January 1, 2012 through September 5, 2012, each outside director received a quarterly fee of $1,500 for his or her service as a director.

Under our new non-employee director compensation policy, or Director Compensation Policy, which was adopted as of September 6, 2012, or the Effective Date, and amended as of December 12, 2012, we provide cash compensation in the form of an annual retainer of $25,000 for each non-employee director. We also pay an additional annual retainer of $5,000 to the chairman of our Board and $5,000 to the chairman of each of the audit, compensation and science committees. In addition, in the event our Board determines that a non-employee director’s service at any time requires extraordinary efforts, such non-employee director shall be eligible to receive additional compensation as may be approved by our Board in connection with such additional service. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable travel expenses incurred in attending our Board and committee meetings.

Also under our Director Compensation Policy, any non-employee director who is (i) a non-employee director on the Effective Date or (ii) initially elected or appointed to our Board following the Effective Date, will be granted an option to purchase 400,000 shares of our common stock on the Effective Date or on the date of his or her initial election or appointment to our Board, as applicable (provided that such award shall be 450,000 shares of our common stock if the non-employee director is also serving as chairman of our Board). These options will be granted under our 2009 Stock Incentive Plan, or 2009 Plan. Such options will have an exercise price per share equal to the fair market value (as defined in the 2009 Plan) of our common stock on the date of grant.

The initial options granted to non-employee directors will vest in forty-eight equal monthly installments on the last day of each one-month period of service following the date of the initial option grant (or, with respect to the initial options granted to those individuals who were non-employee directors as of the Effective Date, following September 6, 2012), such that each initial option shall be 100% vested on the fourth anniversary of the date of grant (or, with respect to the initial options granted to those individuals who were non-employee directors as of the Effective Date, on September 6, 2016), subject to the non-employee director’s continuing service on our Board on those dates. The term of each option granted to a non-employee director will be ten years.

Compensation Committee

Our Compensation Committee is comprised of Dr. Kim D. Janda, Dr. David Webb and Mr. Scott Salka. Dr. Janda serves as the Chairperson of our Compensation Committee. The functions of this committee include, among others:

•	determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	evaluating and recommending the type and amount of compensation to be paid or awarded to our Board members;

•	evaluating and recommending to our Board the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Our Board has adopted a written charter of the Compensation Committee that is available to stockholders on our Internet website at www.sorrentotherapeutics.com under “Corporate Governance.” The Compensation Committee meets periodically throughout the year as necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management as necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain or consult compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making decisions on executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.

STOCKHOLDER PROPOSALS

Our Board will consider proposals and director candidates recommended by our stockholders of record. Stockholders of record who wish to make a proposal or recommend individuals for consideration by our Board to become nominees for election to our Board at an annual meeting of stockholders must do so by delivering a written proposal or recommendation to our Board, c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121, Attn: Corporate Secretary, no later than the close of business on the 45th day nor earlier than the 75th day prior to the anniversary date of the initial mailing of our proxy statement for our preceding year’s annual meeting of stockholders. However, if the meeting date is more than 30 days before or after the one year anniversary of the preceding year’s annual meeting of stockholders, written proposals and recommendations must be received by the Secretary at the principal executive offices by not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement (as defined in our bylaws) of the date of such meeting is first made.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2012 was filed with the SEC on March 25 with our 2012 Form 10-K . Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121, Attention: Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the special meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Henry Ji, Ph.D. Henry Ji, Ph.D. President, Chief Executive Officer and Director

San Diego, California

April 16, 2013

Appendix A

SORRENTO THERAPEUTICS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

PLAN DOCUMENT

1.	Establishment, Purpose, and Types of Awards

Sorrento Therapeutics, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Sorrento Therapeutics, Inc. Amended and Restated 2009 Stock Incentive Plan” (hereinafter referred to as the “Plan”) in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. This Plan constitutes an amendment and restatement of the Company’s 2009 Stock Incentive Plan (the “Original Plan”). In the event that the Company’s stockholders do not approve the Plan, the Original Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

(a) Awards. The Plan permits grants of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, Unrestricted Shares and Dividend Equivalents
Section 10	Performance Awards

(b) Effect on Other Plans. The Plan is not intended to affect and shall not affect any stock options, equity-based compensation or other benefits that the Company or its Affiliates may have provided pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

Subject to the provisions of Section 13:

(a) The maximum number of Shares that the Company may issue for all Awards is 34,000,000 Shares, as increased by the number of Shares permitted for issuance under the Plan pursuant to the terms of Section 3(c).

(b) For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury. Shares that are subject to an Award under this Plan that for any reason expire, are forfeited, are cancelled, become unexercisable, or are settled for cash (in whole or in part) and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under this Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award under this Plan either (i) as payment of the exercise or purchase price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon grant, exercise, vesting or distribution of an Award. Any Shares forfeited by the Participant or repurchased by the Company under Section 8(b) at a price not greater than the price originally paid by the Participant so that such Shares are returned to the Company will again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) An annual increase in the number of Shares reserved for issuance pursuant to this Plan shall automatically occur on the first day of each fiscal year of the Company, beginning with fiscal year 2014, and the increase shall be equal to the lesser of (a) 5,000,000 Shares, (b) one percent (1%) of outstanding Shares as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share), and (c) such number of Shares approved by the Board or the Committee. Notwithstanding anything in this Section 3 to the contrary, the number of Shares that may be issued or transferred pursuant to Awards under the Plan (including Incentive Share Options) shall not exceed an aggregate of 84,000,000 Shares, subject to adjustment pursuant to Section 13.

(d) Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in Section 3(a) by the number of Shares issued pursuant to Awards, provided that any Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the exercise price for an Award, shall be available for issuance pursuant to future ISO Awards.

(e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company immediately prior to such acquisition or combination.

4.	Administration

(a) General. The Committee shall administer the Plan in accordance with its terms. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance Compensation Awards, including Options and SARs, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4 or otherwise provided in any charter of the Committee. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii) to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system, in all cases in the event that the Company establishes for itself, or uses, the services of a third party to establish an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an internet website or interactive voice response; and

(viii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Action by Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate thereof, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and, to the fullest extent allowable under Applicable Law, shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorneys’ fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 23, 24, and 26 unless otherwise specifically provided in an Award Agreement.

(c) Limits on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13(a): (i) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person other than a Non-Employee Director during any calendar year shall be 10,000,000; (ii) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any Non-Employee Director during any calendar year shall be 1,000,000; and (iii) no Participant may be granted, during any calendar year, Awards initially payable in cash that could result in such Participant receiving cash payments exceeding $5,000,000 pursuant to such Awards. The Committee will adjust this limitation pursuant to Section 13 below.

(d) Replacement Awards. Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not include an exercise price that is lower than the exercise price of the surrendered Option unless the Company’s stockholders approve the Option grant itself or the program under which the Option grant is made pursuant to the Plan.

6.	Option Awards

(a) Types; Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO Limitations. No ISO shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company, within the meaning of Section 424 of the Code. No person who qualifies as a Ten Percent Holder may be granted an ISO unless such ISO conforms to the applicable provisions of Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall automatically be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Option. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h); provided that the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that:

(i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date (or, as to ISOs, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing of Options within the meaning of the federal securities laws applicable to proxy statement disclosures.

(e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company. Except as limited by the Plan, at any time after the grant of an Option, the Committee, in its sole discretion, and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by payment of the full exercise price of the Shares being purchased. The Committee shall determine the acceptable methods of payment for exercise of the Option on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Option Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) the Participant’s surrender of a number of Shares that are subject to the Option being exercised and that have a Fair Market Value equal to the exercise price and minimum taxes payable (at statutory rates) upon exercise, with any additional amount that the Participant owes being paid in cash or by check payable to the Company (in U.S. dollars);

(iii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such longer period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iv) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale;

(v) any combination of the foregoing methods of payment; or

(vi) any other form of legal consideration acceptable to the Committee in its sole discretion.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. Notwithstanding any other provision in this Plan, in no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, Disability or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Death. In the event of the death of a Participant either during the period of Continuous Service since the Grant Date of an Option, or within 30 days following termination of the Participant’s Continuous Service for any reason other than due to Cause, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested as of the earlier to occur of the date of the Participant’s death or the date the Participant’s Continuous Service terminated.

(iv) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and any such Option shall be considered immediately null and void.

(i) Reverse Vesting. The Committee in its sole discretion may allow a Participant to exercise unvested Non-ISOs, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Non-ISOs.

7.	Share Appreciate Rights (SARs)

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person pursuant to Award Agreements, in any of the following forms:

(i) SARs Related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Sections 7(e) and 7(f). Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs that are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s stockholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share on the date the SAR is granted. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing of any SAR within the meaning of federal securities laws applicable to proxy statement disclosures.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the stockholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR. Except as limited by the Plan, at any time after the grant of an SAR, the Committee, in its sole discretion, and subject to whatever terms and conditions it selects, may accelerate the period during which an SAR vests.

(d) Effect on Available Shares. All SARs that are settled in shares of the Company’s stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares actually issued upon settlement of the SARs.

(e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage specified in the Award Agreement, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares. Unless otherwise provided in an Award Agreement, all SARs shall be settled in Shares as soon as practicable after exercise.

(g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when a Participant’s Continuous Service terminates.

8.	Restricted Shares, Restricted Share Units, Unrestricted Shares and Dividend Equivalents

(a) Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of

Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Rights as a Stockholder. Unless otherwise provided in an Award Agreement, and subject to Section 8(b), upon issuance of Restricted Shares, the Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said Shares, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Committee, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8(b). In addition, with respect to a Restricted Share with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Share vests.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares.

(g) Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on Shares, during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.	[INTENTIONALLY OMITTED]

10.	Performance Awards

(a) Performance Awards. The Committee is authorized to grant Performance Awards, including Performance Unit awards, determined in the Committee’s discretion from time to time, to any Eligible Person and to determine whether such Performance Awards or Performance Unit awards shall be Performance Compensation Awards. The value of Performance Awards, including Performance Units and any cash awards, may be linked to any one or more of the Performance Measures or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards, including Performance Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Committee. Subject to the limitations set forth in Section 5(c), the Committee may in its discretion grant Performance Awards to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards. Subject to the limitations set forth in Section 5(c), the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Goal(s)” based on the “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Goal(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards. Notwithstanding Section 5(c) or any other provision of the Plan and except as otherwise determined by the Committee, any Award which is granted to an Eligible Person and is intended to qualify as a Performance Compensation Award shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as a Performance Compensation Award, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Goal(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Measures. Unless otherwise determined by the Committee, the achievement of each Performance Goal shall be determined, to the extent applicable, in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee).

(iii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital or return on capital or invested capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share or adjusted earnings per share; price per Share; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; stockholders’ equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; net promoter score; customer satisfaction; and strategic team goals. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee); items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as a Performance Compensation Award, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code

(iv) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Goal(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11.	Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner (i) that conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C) of the Code. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12.	Non-Transferability of Awards

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or in the case of an option other than an ISO, pursuant to a domestic relations order as defined under Rule 16a-12 under the Exchange Act. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, a transferee permitted by this Section 12, or except as would cause an ISO to lose such status, by a bankruptcy trustee.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award relating to non-ISOs, SARs settled only in Shares,

Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Each share of restricted stock shall be non-transferable until such share becomes non-forfeitable. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan (other than the ability to further transfer the award). Such transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (i) confirm the status of the transferee as a permitted transferee, (ii) satisfy any requirements for an exemption for the transfer under Applicable Law and (iii) evidence the transfer. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or a Change in Control

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, in each case effected at any time after this Plan is approved by the Board. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) cause or otherwise provide that each outstanding Award shall be assumed through the continuation of the Plan and the assumption of the agreements covering the Award or substituted for a substantially similar award issued by a successor entity or a parent or subsidiary of such successor entity (the “Successor Entity”), in each case with appropriate adjustments as to the number and kind of shares subject to the Award, the exercise price of such Award and such other terms deemed appropriate, as applicable;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iii) accelerate in part or in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is two days prior to the effective time of the Change in Control) the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject, however, to the terms of Section 15(a).

Notwithstanding the above, (i) to the extent that an Award is not exercised prior to consummation of a transaction, including a Change in Control, in which the Award is not being assumed or substituted for in such transaction, such Award shall automatically terminate as of immediately prior to the consummation of such transaction; and (ii) in the event a Participant holding an Award assumed or substituted by the Successor Entity in a Change in Control is Involuntarily Terminated by the Successor Entity in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective time of the Participant’s termination, unless an Award Agreement provides otherwise.

(d) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

(e) Limitation on Adjustments. With respect to Awards which are intended to qualify as Performance Compensation Awards, no adjustment or action described in this Section 13 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as a Performance Compensation Award, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 13 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. No action shall be taken under this Section 13 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the regulations thereunder.

14.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee and set forth in the Award Agreement, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.

The Plan shall continue in effect for a term of ten years from the date this amended and restated Plan is first adopted by the Board, unless the Plan is sooner terminated under Section 17.

17.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

20.	Effective Date and Contingencies.

The Plan shall become effective on the date it is adopted by the Board or the Committee; provided that this Plan shall be submitted to the Company’s stockholders for approval. If this Plan is not approved by the Company’s stockholders in accordance with Applicable Laws (as determined by the Committee in its sole discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the stockholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21.	Controlling Law.

This Plan shall be governed by the laws of the State of Delaware (without regard to conflicts of laws principles), to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws and Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23. No Stockholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25. References. All references herein to sections and appendices shall be deemed to be references to sections and appendices, respectively, of this Plan unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and references to all attachments thereto and instruments incorporated therein.

26. Termination, Rescission and Recapture of Awards. Notwithstanding any other provision of the Plan, but only to the extent specifically provided in any Award Agreement, this Section shall only apply to a Participant who is, on the date of an Award, an Employee of the Company or its Affiliates, and shall automatically cease to apply to any Participant from and after his or her termination of Continuous Service after a Change in Control.

(a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one (1) year after Participant’s termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 26 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under applicable law.

(h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

(j) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

27. Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted to him or her under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent—

(a) the granting, vesting, or payment of such Award (or portion thereof) was predicated upon the achievement of certain financial results or other performance criteria;

(b) in the Committee’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Company or any material Affiliate thereof; and

(c) a lower granting, vesting or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section 27.

In each instance, the Committee may, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

28.	Pre-National Securities Exchange Listing Provisions.

Subject to any contrary terms set forth in any Award Agreement, for any period preceding the date on which the Shares are listed for trading on the New York Stock Exchange, the NYSE Amex, the Nasdaq Stock Market, LLC, or a successor to one of them, this Section shall be applicable to any Shares subject to or issued pursuant to Awards.

(a) Stockholders’ Agreement. As a condition for the delivery of any Shares pursuant to any Award, the Committee may require the Participant to execute and be bound by any agreement that generally exists between the Company and similarly-situated stockholders of the Company.

(b) Repurchase Rights. The Committee in its discretion may provide that the Company may repurchase Shares issued pursuant to the Plan upon a Participant’s termination of Continuous Service; provided, however that any such repurchase right shall be set forth in the applicable Award Agreement or in another agreement referred to in such agreement and, provided further, that to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, any such repurchase right granted prior to the date on which the Shares become publicly-traded to a person who is not an Officer, Director or Consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon termination of Continuous Service at not less than the Fair Market Value of the Shares to be purchased on the date of termination of Continuous Service, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of Continuous Service (or in the case of shares issued upon exercise of Options or SARs after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Committee and the Plan participant, and (B) the right terminates when the shares become publicly traded; and (ii) if the repurchase option gives the Company the right to repurchase the Shares upon termination of the Participant’s Continuous Service at the original purchase price for such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares per year over five (5) years from the Grant Date (without respect to the date the Option or SAR was exercised or became exercisable), and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Shares within ninety (90) days of termination of Continuous Service (or, in the case of shares issued upon exercise of Options or SARs, after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

[APPENDIX A FOLLOWS]

SORRENTO THERAPEUTICS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Dividend Equivalent, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment, consulting or service agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment, consulting or service relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” shall mean the occurrence during the term of the Plan of any of the following events, subject however to the Committee’s determination (to the extent required to conform with Section 409A of the Code) that any occurrence listed below is a permissible distribution event within the meaning of Section 409A of the Code (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A insofar as applicable): (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) the sale, transfer or other disposition (in one or more transactions or series of related transactions) of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities are transferred to or acquired by one or more Persons different from the Persons (or their Affiliates) holding those securities immediately prior to such merger.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions have substantially the same proportionate ownership in an entity which owns all or substantially all of the former assets or capital stock of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means Sorrento Therapeutics, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means a Participant’s most recent period of service, in the absence of any interruption or termination of service, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not, by itself, constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” or “Disability” means a condition under which a Participant:

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) has, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended by the Company or an Affiliate.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, unless otherwise determined by the Board on the committee, as of any date (the “Determination Date”): (i) the closing price of a Share on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market LLC (as applicable, the “Exchange”), on the Determination Date, or, if shares were listed, but not traded, on such Exchange on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not quoted on an Exchange, but is otherwise traded on the Over-the-Counter Bulletin BoardTM or the Pink Sheets®, the mean between the representative bid and asked prices on the Determination Date or the last preceding date for which such information is available; or (iii) if subsections (i) and (ii) do not apply, the fair market value established in good faith by the Board.

“Incentive Share Option” or “ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntarily Terminated” means a Participant’s Continuous Service is terminated under the following circumstances occurring in connection with, or within 12 months following consummation of, a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site as of immediately prior to the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-Employee Director” means a Director of the Company who is not an Employee.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6.

“Original Plan” shall have the meaning set forth in Section 1.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b).

“Performance Unit” means Awards granted pursuant to Section 10(a) that are denominated in units of value, which may include, without limitation, the dollar value of Shares, and that may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13.

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

“Ten Percent Holder” means a person who owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

OF SORRENTO THERAPEUTICS, INC.,

a Delaware corporation

Sorrento Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Upon the filing and effectiveness pursuant to the DGCL of this Certificate of Amendment of the Certificate of Incorporation of the Corporation, the introductory paragraph of the “Fourth” paragraph of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 850,000,000, of which 750,000,000 shares shall be Common Stock, having a par value of $0.0001 per share (the “Common Stock”), and 100,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share (the “Preferred Stock”).”

SECOND: This Certificate of Amendment shall become effective as of [—], 2013 at [—] [a.m./p.m.].

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on April 26, 2013, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed as of this [—] day of [—], 201[—].

SORRENTO THERAPEUTICS, INC.

By:
Name:
Title:

Appendix C

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

TO EFFECT REVERSE STOCK SPLIT

OF SORRENTO THERAPEUTICS, INC.,

a Delaware corporation

Sorrento Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment of the Certificate of Incorporation of the Corporation, each [—] shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formerly representing the Old Shares, in lieu of such fractional share, an amount in cash equal to the product obtained by multiplying (i) the closing price of the shares of Common Stock on the day immediately preceding the effective date of the Reverse Stock Split, as reported on the Over-the-Counter Bulletin Board (“OTCBB”) Market (or, if the closing price of the Common Stock is not then reported on the OTCBB Market, then the fair market value of the shares of Common Stock as determined by the Board of Directors of the Corporation) by (ii) the number of shares of Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interests.

SECOND: This Certificate of Amendment shall become effective as of [—], at [—] [a.m./p.m.].

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on April 26, 2013, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed as of this [—] day of [—], 201[—].

SORRENTO THERAPEUTICS, INC.

By:
Name:
Title:

Appendix D

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

TO DECREASE AUTHORIZED SHARES OF COMMON STOCK

OF SORRENTO THERAPEUTICS, INC.,

a Delaware corporation

Sorrento Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Upon the filing and effectiveness pursuant to the DGCL of this Certificate of Amendment of the Certificate of Incorporation of the Corporation, the introductory paragraph of the “Fourth” paragraph of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [—], of which [—] shares shall be Common Stock, having a par value of $0.0001 per share (the “Common Stock”), and 100,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share (the “Preferred Stock”).”

SECOND: This Certificate of Amendment shall become effective as of [—], at [—] [a.m./p.m.].

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on April 26, 2013, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed as of this [—] day of [—], 201[—].

SORRENTO THERAPEUTICS, INC.

By:
Name:
Title:

SORRENTO THERAPEUTICS, INC.

6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS — APRIL 26, 2013

The undersigned hereby appoints Henry Ji, Ph. D. and Richard Vincent, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Special Meeting (the “Special Meeting”) of Stockholders of Sorrento Therapeutics, Inc. (the “Company”) to be held on April 26, 2013, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on April 3, 2013 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Special Meeting and on matters incident to the conduct of the Special Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE

ELECTRONIC VOTING INSTRUCTIONS

You can vote by Internet or telephone, available 24 hours a day, seven days a week. Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies submitted by the Internet or telephone must be received by 1:00 a.m. CST on April 26, 2013.

Vote by Internet:

•	Log on to the Internet and go to www.investorvote.com/SRNE

•	Follow the steps outlined on the secured website.

Vote by telelphone:

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

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PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1.	To approve the amendment and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 15,600,000 to 34,000,000, to modify the Plan’s evergreen provision, to limit the aggregate value of awards which may be granted to any non-employee director in any fiscal year, to clarify that awards may be subject to any claw-back policy adopted by the Company and to institute a ten-year term for the amended and restated Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 500,000,000 to 750,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve an amendment to the Company’s Certificate of Incorporation to authorize the Board of Directors (the “Board”) of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-150, with the Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board in its discretion (the “Reverse Split Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve an amendment to the Company’s Certificate of Incorporation to authorize the Board, in the event the Reverse Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board in its discretion).

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED: IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF THE 2009 STOCK INCENTIVE PLAN; IN FAVOR OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK; IN FAVOR OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT; IN FAVOR OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IF THE REVERSE SPLIT IS APPROVED; AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement for the April 26, 2013 meeting.

Signature of Stockholder                                                                                                                                 Date:

Signature of Stockholder                                                                                                                                 Date:

NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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